UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 7, 2013

TRUMP ENTERTAINMENT RESORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
(Commission File Number)	(IRS Employer Identification No.)

1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5534
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 7, 2013, Marc Lasry, Chairman of the Board of Directors (the “Board”) of Trump Entertainment Resorts, Inc. (the “Company”), notified the Board of his resignation from the Board, effective as of February 28, 2013.  Mr. Lasry’s resignation was not as a result of any disagreement with the Company or any matters relating to the Company’s operations, policies or practices.

Mr. Lasry, who joined the Company’s Board on July 16, 2010, is the Chairman, Chief Executive officer and a co-founder of Avenue Capital Group (“Avenue”), a principal stockholder of the Company.

In response to Mr. Lasry’s resignation, the Board, based on the recommendation of its Corporate Governance, Regulatory and Nominating Committee (the “Corporate Governance Committee”), has appointed Robert F. Griffin, the Company’s Chief Executive Officer, to the additional position of Chairman of the Board, effective as of February 28, 2013, the effective date of Mr. Lasry’s resignation.

In addition, based on the recommendation of the Corporate Governance Committee, the Board has appointed Michael Elkins to the Board to fill the vacancy that will be created by Mr. Lasry’s resignation.  Mr. Elkins’ appointment will be effective February 28, 2013 and will be subject to receipt of required regulatory approval from the State of New Jersey.

Mr. Elkins is a Portfolio Manager at Avenue, where he is responsible for assisting with the direction of the investment activities of the Avenue U.S. Strategy.  Before joining Avenue, Mr. Elkins was a Portfolio Manager and Trader with ABP Investments U.S., Inc.  While at ABP, he was responsible for actively managing high yield investments using a total return-special situations overlay strategy. Prior to ABP, Mr. Elkins served as a Portfolio Manager and Trader for UBK Asset Management, after joining the company as a High Yield Credit Analyst.  Previously, Mr. Elkins was a Credit Analyst for both Oppenheimer & Co., Inc. and Smith Barney, Inc.  He received a B.A. in Marketing from George Washington University (1990) and an M.B.A. in Finance from the Goizueta Business School at Emory University (1994).

The Board has not yet determined committee appointments for Mr. Elkins, if any.  Mr. Elkins will hold office for the remainder of the term ending at the Company’s 2013 annual meeting of stockholders.

There are no arrangements or understandings between Mr. Elkins and any other persons pursuant to which he was appointed as a director.  As noted above, Mr. Elkins is an executive of Avenue Capital, one of the Company’s principal stockholders.  Mr. Elkins is not, has not been, and is not currently proposed to be a participant in any related person transactions with the Company or any related person that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the foregoing disclosures is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1           Press Release, dated January 11, 2013.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K, including any exhibits being furnished as part of this report, as well as other statements made by the Company, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Registrant’s current views with respect to current events and financial performance. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements may include statements other than historical information or statements of current condition, which represent only the Registrant’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrant’s control.  Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified.  Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Registrant’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Similarly, these and other factors can affect the value of the Company’s common stock and/or other equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 11, 2013

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert F. Griffin
Robert F. Griffin Chief Executive Officer